   As filed with the Securities and Exchange Commission on October 14, 1998
                                                      Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
        SPRINT CAPITAL CORPORATION                   SPRINT CORPORATION
     As Issuer and Registrant of Debt         As Issuer and Registrant of Debt
                Securities                       Securities and Guarantees
          (Exact names of registrants as specified in their charters)
              DELAWARE                                    KANSAS
      (State of Incorporation)                   (State of Incorporation)
             48-1132866                                 48-0457967
  (I.R.S. Employer Identification            (I.R.S. Employer Identification
                No.)                                       No.)
                                ---------------
          P.O. BOX 11315, KANSAS CITY, MISSOURI 64112, (913) 624-3000
  (Address, including zip code, and telephone number, including area code, of both registrants' principal executive offices)
                                 DON A. JENSEN
                         VICE PRESIDENT AND SECRETARY
                              SPRINT CORPORATION
                  P.O. BOX 11315, KANSAS CITY, MISSOURI 64112
                           TELEPHONE (913) 624-3326
(Name, address, including zip code, and telephone number, including area code, of agent for service for registrants)
                                ---------------
 APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the
     effective date of the Registration Statement, as determined by market conditions and other factors.
                                ---------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                           PROPOSED
                                                            PROPOSED       MAXIMUM
                                          AMOUNT            MAXIMUM       AGGREGATE         AMOUNT OF
      TITLE OF EACH CLASS OF              TO BE          OFFERING PRICE    OFFERING        REGISTRATION
    SECURITIES TO BE REGISTERED         REGISTERED         PER UNIT(1)     PRICE(1)            FEE
--------------------------------------------------------------------------------------------------------
 Debt Securities--to be issued by
  Sprint Corporation and/or Sprint
  Capital Corporation............   $7,013,724,487(2)         100%      $7,013,724,487        $2,069,049
--------------------------------------------------------------------------------------------------------
 Guarantees--of the Debt
  Securities of Sprint Capital
  Corporation by Sprint
  Corporation....................                   (3)       (3)                     (3)
--------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) and not a representation as to the actual offering or re-offering price.
(2) Or, in the case of Debt Securities issued at an original issue discount, such greater principal amount as shall result in an aggregate public offering price of the amount set forth above or, in the case of Debt Securities denominated in a currency other than U.S. dollars or in a currency unit, such U.S. dollar amount as shall result from converting the aggregate public offering price of such Debt Securities into U.S. dollars at the spot exchange rate in effect on the date such Debt Securities are initially offered to the public.
(3) No separate consideration will be received for the Guarantees.
  PURSUANT TO RULE 429 UNDER THE SECURITIES ACT OF 1933, THE PROSPECTUS WHICH IS A PART OF THIS REGISTRATION STATEMENT INCLUDES ALL THE INFORMATION
CURRENTLY REQUIRED IN A PROSPECTUS RELATING TO THE SECURITIES COVERED BY REGISTRATION STATEMENTS NOS. 33-34567 AND 33-48689 OF SPRINT CORPORATION AND NO. 33-64564 OF SPRINT CAPITAL CORPORATION AND SPRINT CORPORATION AND SUCH COMBINED PROSPECTUS CONSTITUTES POST-EFFECTIVE AMENDMENTS NO. 1 TO, AND WILL
BE USED IN CONNECTION WITH, REGISTRATION STATEMENTS NO. 33-34567, 33-48689 AND 33-64564.

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

PROSPECTUS
                                                                           LOGO

                              SPRINT CORPORATION

                                Debt Securities

                          SPRINT CAPITAL CORPORATION

                                Debt Securities
                         Unconditionally Guaranteed by

                              SPRINT CORPORATION

                               ----------------

  Sprint Corporation and its subsidiary, Sprint Capital Corporation, may offer from time to time, in the aggregate, up to $8,000,000,000 principal amount of unsecured senior Debt Securities. The Debt Securities may be in other currencies or currency units in an equivalent amount. In the event Debt Securities are issued at an original issue discount, the net proceeds from the offering will not exceed $8,000,000,000. Sprint and/or Sprint Capital will offer the Debt Securities as separate series, in amounts, at prices and on terms determined at the time of sale.

  Sprint will unconditionally guarantee (the "Guarantees") the payment of principal of and any premium and interest on all Debt Securities issued by Sprint Capital.

  A supplement to this Prospectus will set forth the specific terms of any series of Debt Securities that is offered and the terms of offering of such series of Debt Securities. The Prospectus Supplement will also contain information, where applicable, about material United States federal income tax considerations relating to, and any listings on a securities exchange of, the Debt Securities covered by such Prospectus Supplement. See "Plan of Distribution" for the different methods that may be used to offer the Debt Securities and for possible indemnification arrangements for underwriters, dealers and agents.

  The Debt Securities will be represented by one or more Global Securities registered in the name of the nominee of The Depository Trust Company. Unless otherwise stated in the Prospectus Supplement, Debt Securities in definitive form will not be issued. See "Description of Debt Securities--Book-Entry System."

                               ----------------

    Neither  the  Securities   and  Exchange  Commission   nor  any  state
        securities  commission has  approved or  disapproved of  these securities or passed  upon the  adequacy or accuracy
                 of  this Prospectus.  Any representation  to
                      the   contrary   is   a    criminal
                          offense.

                               ----------------


                   The date of this Prospectus is    , 1998

                      WHERE YOU CAN FIND MORE INFORMATION

  Sprint files annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement on Form S-3 of which this Prospectus is a part, as well as reports, proxy statements and other information filed by Sprint, at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
SEC: 7 World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies of such material from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You can call the SEC at 1-800-732-0330 for information regarding the operation of its Public Reference Room. The SEC also maintains a site on the World Wide Web at http://www.sec.gov. that contains reports, proxy statements and other information regarding registrants (like Sprint) that file electronically.

  In addition, you can inspect reports, proxy statements and other information concerning Sprint at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605, and the Pacific Exchange, 301 Pine Street, San Francisco, California 94104, on which exchanges the common stock of Sprint is listed. If the PCS Restructuring is approved by Sprint's shareholders, Sprint intends to list its FON Stock and PCS Stock only on the New York Stock Exchange. Consequently, once Sprint's existing common stock is recapitalized, copies of Sprint's reports and proxy statements will no longer be filed with the Chicago Stock Exchange and the Pacific Exchange and therefore will not be available for inspection at those exchanges. See the discussion under "Sprint Corporation" regarding the proposed PCS Restructuring and the recapitalization of Sprint's common stock into FON Stock and PCS Stock.

  This Prospectus provides you with a general description of the Debt Securities that we may offer and any related Guarantees. Each time we sell Debt Securities, we will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. You should read both this Prospectus and any Prospectus Supplement, together with the additional information that is incorporated by reference, as described below.

  This Prospectus is part of a Registration Statement that we have filed with the SEC. To see more detail, you should read the exhibits filed with our Registration Statement.

  The SEC allows this Prospectus to "incorporate by reference" certain other information that Sprint files with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Prospectus, and information that Sprint files later with the SEC will automatically update and replace this information. We incorporate by reference the documents listed below and any future filings made by Sprint with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities that we have registered.

  . Sprint's Annual Report on Form 10-K for the year ended December 31, 1997;

  . Sprint's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998;

  . Sprint's Current Reports on Form 8-K dated May 26, 1998 and June 29,
  1998; and

  . Sprint's Proxy Statement/Prospectus that forms a part of Registration Statement No. 333-65173.

  If you make a request for such information in writing or by telephone, we will provide to you, at no cost, a copy of any or all of the information incorporated by reference in the Registration Statement of which this Prospectus is a part. Requests should be addressed to: Sprint Corporation, 2330 Shawnee Mission Parkway, Westwood, Kansas 66205, Attention: Investor Relations (telephone number: (800) 259-3755).

                           SPRINT CAPITAL CORPORATION

  Sprint Capital is a wholly-owned subsidiary of Sprint and was incorporated in Delaware on May 20, 1993. The principal offices of Sprint and Sprint Capital are located at 2330 Shawnee Mission Parkway, Westwood, Kansas 66205, and their telephone number is (913) 624-3000.

  Sprint Capital's purpose is to engage in financing activities that provide funds for use by Sprint and Sprint's subsidiaries, other than its local exchange telephone subsidiaries ("LECs"). Sprint Capital raises funds through the offering and sale of debt securities, and the net proceeds thereof are loaned to or invested in Sprint and its non-LEC subsidiaries. Sprint Capital does not and will not engage in any other business operations.

                               SPRINT CORPORATION

  Sprint is a diversified telecommunications service provider whose principal activities include long distance service, local service, wireless personal communications services ("PCS"), product distribution and directory publishing activities and other telecommunications activities, investments and alliances.

  Sprint's long distance division ("LDD") is the nation's third largest provider of long distance telephone services. LDD operates a nationwide, all-digital long distance telecommunications network that uses state-of-the-art fiber-optic and electronic technology. LDD provides domestic and international voice, video and data communications services. Sprint's local telecommunications division ("LTD") consists primarily of regulated LECs serving approximately 7.5 million access lines in 19 states. LTD provides local services, access by telephone customers and other carriers to LTD's local exchange facilities, sales of telecommunications equipment and long distance services within specified geographic areas. Sprint's product distribution and directory publishing businesses ("PDDP") consist of wholesale distribution of telecommunications equipment and publishing and marketing white and yellow page telephone directories.

  Sprint's other telecommunications activities include (i) emerging businesses, which consist of the development of new integrated communications services, integration management and support services for computer networks and international development activities outside the scope of Global One, (ii) Sprint's interest in the Global One international strategic alliance, a joint venture with France Telecom S.A. ("FT") and Deutsche Telekom AG ("DT"), and
(iii) Sprint's other telecommunications investments and alliances, such as its investment in EarthLink Network, Inc., an internet service provider. FT and DT are European telephone companies with a combined 20% strategic equity investment in Sprint.

  Sprint currently conducts its PCS operations through its 40% interest in Sprint Spectrum Holding Company, L.P. and MinorCo, L.P., its approximately 47% interest in PhillieCo Partners I, L.P. and PhillieCo Partners II, L.P., and its wholly-owned subsidiaries, SprintCom, Inc. and SprintCom Equipment Company, L.P. These entities market their wireless telephony products and services under the Sprint(R) and Sprint PCS(R) brand names and, together, operate the only 100% digital PCS wireless network in the United States with licenses to provide service nationwide utilizing a single frequency band and a single technology. These entities own licenses to provide service to the entire United States population, including Puerto Rico and the U.S. Virgin Islands. At September 30, 1998, they operated PCS systems in 163 metropolitan markets within the United States, including 38 of the 50 largest metropolitan areas.

  Sprint has entered into a restructuring agreement with Tele-Communications, Inc. ("TCI"), Comcast Corporation ("Comcast") and Cox Communications, Inc. ("Cox") (together, the "Cable Parents") to restructure Sprint's PCS operations (the "PCS Restructuring"). Sprint will acquire the joint venture interests of TCI, Comcast and Cox in Sprint Spectrum Holding Company, L.P. and MinorCo, L.P. and the joint venture interests of TCI and Cox in PhillieCo Partners I, L.P. and PhillieCo Partners II, L.P. In exchange for these joint venture interests, Sprint will issue to the Cable Parents a newly created class of Sprint common stock (the "PCS Stock"). The PCS Stock is intended to reflect separately the performance of these joint ventures and the domestic

PCS operations of SprintCom, Inc. and SprintCom Equipment Company, L.P. These operations, which after the PCS Restructuring will be 100% owned by Sprint (subject to a 40.8% minority interest in the entity holding the PCS license for and conducting operations in the Los Angeles/San Diego/Las Vegas area), will be referred to as the PCS Group. The FON Stock, which will be created in a tax-free recapitalization of Sprint's existing common stock, is intended to reflect the performance of all of Sprint's other operations, including LDD, LTD, PDDP, emerging businesses and its interest in Global One. These operations will be referred to as the FON Group. These transactions are subject to shareholder approval. The special meeting of Sprint shareholders to obtain approval has been scheduled for November 13, 1998.

                                USE OF PROCEEDS

  Unless otherwise indicated in a Prospectus Supplement, the net proceeds from the sale of the Debt Securities are intended to be used to repay short-term debt of Sprint and Sprint Capital and long-term obligations of Sprint and its subsidiaries, including debt obligations of the new PCS Group following consummation of the PCS Restructuring. The net proceeds are also intended to be used to provide funds to Sprint and its subsidiaries for general purposes, including working capital requirements and new capital investments.

                      RATIOS OF EARNINGS TO FIXED CHARGES

  Sprint's ratio of earnings to fixed charges was 5.66 for the six months ended June 30, 1998, 6.41 for the year 1997, 5.94 for the year 1996, 4.32 for the year 1995, 4.28 for the year 1994 and 2.63 for the year 1993. The ratios were computed by dividing fixed charges into the sum of earnings (after certain adjustments) and fixed charges. Earnings include income from continuing operations before taxes, plus equity in net losses of entities that are less than 50% owned by Sprint, less capitalized interest. Fixed charges include (i) interest on all debt of continuing operations (including amortization of debt issuance costs), (ii) the interest component of operating rents, and (iii) the pre-tax cost of subsidiary preferred stock dividends.

                         DESCRIPTION OF DEBT SECURITIES

  The Debt Securities issued by Sprint will be issued under an Indenture, dated as of October 1, 1998, between Sprint and Bank One, N.A., as Trustee (the "Sprint Indenture"), and the Debt Securities issued by Sprint Capital will be issued under an Indenture, dated as of October 1, 1998, among Sprint Capital, Sprint and Bank One, N.A., as Trustee (the "Sprint Capital Indenture," and together with the Sprint Indenture, the "Indentures"). The Sprint Capital Indenture has similar provisions to the Sprint Indenture, including an identical lien covenant relating to Sprint. Copies of each of the Indentures are filed as exhibits to the Registration Statement of which this Prospectus forms a part.

  A summary of certain provisions of the Indentures follows. The summary is not complete and is qualified in its entirety by express reference to the detailed provisions of the Indentures, including the definitions in the Indentures of certain terms. All section references below are to sections of the applicable Indenture. You should read the Indentures, including the definition of terms in the Indentures, for a more complete understanding of the provisions and the terms described below.

GENERAL

  The Indentures do not limit the amount of indebtedness that may be issued thereunder. The Indentures provide that Debt Securities may be issued from time to time in one or more series. The Debt Securities will be unsecured obligations of Sprint or Sprint Capital.

  The designation of the applicable Indenture, and the title, amount, maturity, interest rate, terms for redemption, terms for sinking fund payments, and other specific terms of the series of Debt Securities, including

(i) the currency of payment of principal of and any premium and interest on the Debt Securities, which may be United States dollars or any other currency or currency unit, and (ii) any index used to determine the amount of payments of principal of and any premium and interest on the Debt Securities, will be set forth or summarized in the Prospectus Supplement.

  Unless otherwise provided in the Prospectus Supplement, the Debt Securities will be represented by one or more Global Securities. Consequently, the payment of principal and any premium and interest on the Debt Securities will be made as described below under "Book-Entry System" and "Same-Day Settlement and Payment," and transfers of the Debt Securities can be made only as described below under "Book-Entry System." In the event that Debt Securities in definitive form are issued, the following provisions will apply:

    (a) Principal of and any premium and interest on the Debt Securities will be payable, and transfers of the Debt Securities will be registrable, at the Corporate Trust Office of the Trustee, provided that at the option of Sprint or Sprint Capital (in the case of Debt Securities issued by Sprint Capital) payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. (Indentures, Sections 202, 305, and 1002) The Corporate Trust Office of Bank One, N.A., is located at 100 East Broad Street, Columbus, Ohio 43215.

    (b) The Debt Securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple thereof. (Indentures, Sections 301 and 302).

  No service charge will be made for any registration of transfer or exchange of Debt Securities, but Sprint or Sprint Capital may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange, other than exchanges not involving any transfer. (Indentures, Section 305)

  Securities may be issued as Original Issue Discount Securities to be offered and sold at a substantial discount below the stated principal amount. Federal income tax consequences and other special considerations applicable to such Original Issue Discount Securities will be described in the Prospectus Supplement relating to such securities.

RESTRICTIVE COVENANT--SPRINT

  Under the Indentures, Sprint and its Restricted Subsidiaries may not create, incur or allow to exist any Lien upon any property or assets now owned or hereafter acquired unless:

  . such Lien is a Permitted Lien; or

  . the outstanding Debt Securities (or, in the case of Debt Securities issued by Sprint Capital, the outstanding Guarantees) are equally and ratably secured by such Lien; or

  . the aggregate principal amount of indebtedness secured by such Lien and any other Lien (other than Permitted Liens) plus the Attributable Debt in respect of any Sale and Leaseback Transaction does not exceed 15% of the Consolidated Net Tangible Assets of Sprint and its subsidiaries. (Sprint Indenture, Section 1008, Sprint Capital Indenture, Section 1012)

  The definitions for capitalized terms used above are as follows:

  "Attributable Debt" of a Sale and Leaseback Transaction means, at any date, the total net amount of rent required to be paid under such lease during the remaining term of the lease (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates of such amounts to such date of determination at the rate of interest per annum implicit in the terms of such lease, as determined in good faith by Sprint, compounded annually. The net amount of rent required to be paid under any such lease for any such period shall be the amount of rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents.

  "Capital Lease Obligations" means indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with generally accepted accounting principles. The amount of such indebtedness shall be the capitalized amount of such obligations determined in accordance with generally accepted accounting principles consistently applied.

  "Consolidated Net Tangible Assets" of Sprint and its subsidiaries means the consolidated total assets of Sprint and its subsidiaries as reflected in Sprint's most recent balance sheet preceding the date of determination prepared in accordance with generally accepted accounting principles consistently applied, less (i) current liabilities (excluding current maturities of long-term debt and Capital Lease Obligations) and (ii) goodwill, tradenames, trademarks, patents, minority interests of others, unamortized debt discount and expense and other similar intangible assets (excluding any investments in permits or licenses issued, granted or approved by the Federal Communications Commission).

  "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement or zoning restriction, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to property including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction.

  "Permitted Liens" means:

    (i) Liens existing on October 1, 1998;

    (ii) Liens on property existing at the time of acquisition of such property or to secure the payment of all or any part of the purchase price of such property or to secure any indebtedness incurred prior to, at the time of or within 270 days after the acquisition of such property for the purpose of financing all or any part of the purchase price of such property;

    (iii) Liens securing indebtedness owing by a Restricted Subsidiary to Sprint or any wholly-owned subsidiary of Sprint;

    (iv) Liens on property of any entity, or on the stock, indebtedness or other obligations of such entity, existing at the time (a) such entity becomes a Restricted Subsidiary, (b) such entity is merged into or consolidated with Sprint or a Restricted Subsidiary or (c) Sprint or a Restricted Subsidiary acquires all or substantially all of the assets of such entity, as long as no such Lien extends to any other property of Sprint or any other Restricted Subsidiary;

    (v) Liens on property to secure any indebtedness incurred to provide funds for all or any part of the cost of development of or improvements to such property;

    (vi) Liens on the property of Sprint or any of its Restricted Subsidiaries securing (a) nondelinquent performance of bids or contracts (other than for borrowed money, obtaining of advances or credit or the securing of debt), (b) contingent obligations on surety and appeal bonds and (c) other nondelinquent obligations of a similar nature, in each case, incurred in the ordinary course of business;

    (vii) Liens securing Capital Lease Obligations, provided that (a) any such Lien attaches to the property within 270 days after the acquisition thereof and (b) such Lien attaches solely to the property so acquired;

    (viii) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds, as long as such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by Sprint or such Restricted Subsidiary, as applicable, in excess of those set forth by regulations promulgated by the Federal Reserve Board and such deposit account is not intended by Sprint or such Restricted Subsidiary to provide collateral to the depository institution;

    (ix) pledges or deposits under worker's compensation laws, unemployment insurance laws or similar legislation;

    (x) statutory and tax Liens for sums not yet due or delinquent or which are being contested or appealed in good faith by appropriate proceedings;

    (xi) Liens arising solely by operation of law, such as mechanics', materialmen's, warehouseman's and carriers' Liens and Liens of landlords or of mortgages of landlords, on fixtures and movable property located on premises leased in the ordinary course of business;

    (xii) Liens on personal property, other than shares of stock or indebtedness of any Restricted Subsidiary, to secure loans maturing not more than one year from the date of the creation thereof and on accounts receivable associated with a receivables financing program of Sprint or any of its Restricted Subsidiaries;

    (xiii) any Lien created by or resulting from litigation or other proceeding against, or upon property of, Sprint or a Restricted Subsidiary, or any lien for workmen's compensation awards or similar awards, so long as the finality of such judgment or award is being contested and execution thereon is stayed or such Lien relates to a final unappealable judgment which is satisfied within 30 days of such judgment or any Lien incurred by Sprint or any Restricted Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding, as long as such judgment or award does not constitute an Event of Default under clause
  (e) of "Events of Default" below;

    (xiv) Liens on the real property of Sprint or a Restricted Subsidiary which constitute minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of such real property, as long as all of the liens referred to in this clause (xiv) in the aggregate do not at any time materially detract from the value of such real property or materially impair its use in the operation of the business of Sprint and its subsidiaries;

    (xv) Liens on property of Sprint or a Restricted Subsidiary securing indebtedness or other obligations issued by the United States of America or any state or any department, agency or instrumentality or political subdivision of the United States of America or any state, or by any other country or any political subdivision of any other country, for the purpose of financing all or any part of the purchase price of (or, in the case of real property, the cost of construction on or improvement of) any property or assets subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings); and

    (xvi) any renewal, extension or replacement (in whole or in part) of any Lien permitted pursuant to (i), (ii), (iv), (v), (vii) and (xv) above or of any indebtedness secured by any such Lien, as long as such extension, renewal or replacement Lien is limited to all or any part of the same property that secured the Lien extended, renewed or replaced (plus improvements on such property) and the principal amount of indebtedness secured by such Lien and not otherwise authorized by clauses (i), (ii),
  (iv), (v), (vii) and (xv) does not exceed the principal amount of indebtedness plus any premium or fee payable in connection with any such renewal, extension or replacement so secured at the time of such renewal, extension or replacement.

  "Receivables Subsidiary" means a special purpose wholly-owned subsidiary created in connection with any transactions that may be entered into by Sprint or any of its subsidiaries pursuant to which Sprint or any of its subsidiaries may sell, convey, grant a security interest in or otherwise transfer undivided percentage interests in its receivables.

  "Restricted Subsidiary" means any subsidiary of Sprint (other than a Receivables Subsidiary or Sprint Capital) if:

    (i) such subsidiary has substantially all of its property in the United States (other than its territories and possessions); and

    (ii) at the end of the most recent fiscal quarter of Sprint preceding the date of determination, the aggregate amount, determined in accordance with generally accepted accounting principles consistently applied, of securities of, loans and advances to, and other investments in, such subsidiary held by Sprint and its other subsidiaries, less any securities of, loans and advances to, and other investments in Sprint and Sprint's other subsidiaries held by such subsidiary or any of its subsidiaries, exceeded 15% of Sprint's Consolidated Net Tangible Assets.

  "Sale and Leaseback Transaction" means any direct or indirect arrangement pursuant to which property is sold or transferred by Sprint or a Restricted Subsidiary and is thereafter leased back from the purchaser or transferee by Sprint or such Restricted Subsidiary.

  Unless otherwise indicated in the Prospectus Supplement, the covenants contained in the Indentures and in the Debt Securities and Guarantees would not necessarily afford holders protection in the event of a highly leveraged or other transaction involving Sprint that may adversely affect holders.

RESTRICTIVE COVENANTS--SPRINT CAPITAL

  Sprint Capital may not create, issue, assume or guarantee any unsecured Funded Debt ranking prior to the Debt Securities issued by Sprint Capital. (Sprint Capital Indenture, Section 1009)

  Unless otherwise indicated in the Prospectus Supplement, Sprint Capital may not create, assume or suffer to exist any Lien (as defined above) upon any of its property or assets, now owned or hereafter acquired, without making effective provision whereby the outstanding Debt Securities issued by Sprint Capital shall be secured by such Lien equally and ratably with any and all other obligations and indebtedness thereby secured, with certain specified exceptions. (Sprint Capital Indenture, Section 1008)

EVENTS OF DEFAULT

  Each of the following is an Event of Default under the Indentures with respect to Debt Securities of any series:

    (a) failure to pay principal of or any premium on any Debt Security of that series at maturity;

    (b) failure to pay any interest on any Debt Security of that series when due, continued for 30 days;

    (c) failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series;

    (d) failure to perform any other covenant or warranty in the applicable Indenture (other than a covenant included solely for the benefit of series of Debt Securities other than that series), continued for 60 days after written notice as provided in such Indenture;

    (e) default resulting in acceleration of more than $50,000,000 in aggregate principal amount of any indebtedness for money borrowed by Sprint or Sprint Capital or any other subsidiary of Sprint under the terms of the instrument under which such indebtedness is issued or secured, if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 10 days after written notice as provided in the Indentures;

    (f) certain events of bankruptcy, insolvency or reorganization; and

    (g) any other Event of Default provided with respect to Debt Securities of that series. (Indentures, Section 501)

  If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the Trustee with respect to such Debt Securities or the holders of at least 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if any of the Debt

Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately by written notice as provided in the applicable Indenture.

  At any time after a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due based on acceleration has been obtained, the holders of a majority in principal amount of the outstanding Debt Securities of that series may, in accordance with the applicable Indenture, rescind and annul such acceleration. (Indentures, Section 502)

  Each Indenture provides that the Trustee will be under no obligation, subject to the duty of the Trustee during default to act with the required standard of care, to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders, unless such holders offer reasonable indemnity to the Trustee. (Indentures, Sections 601 and 603) Subject to such provisions for indemnification of the Trustee, the holders of a majority in principal amount of the outstanding Debt Securities of any series will have the right (in accordance with applicable law) to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of that series. (Indentures, Section 512)

  Sprint and Sprint Capital will be required to furnish to the Trustee annually a statement as to the performance by it of certain of its obligations under the applicable Indenture and as to any default in such performance. (Indentures, Section 1004)

MODIFICATION AND WAIVER

  Modifications and amendments of the Sprint Indenture may be made by Sprint and the Trustee, in most cases with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such modification or amendment. Modifications and amendments of the Sprint Capital Indenture may be made by Sprint, Sprint Capital and the Trustee, in most cases with the consent of the holders of a majority in principal amount of the outstanding Debt Securities of each series affected by such modification or amendment.

  Each Indenture provides that, without the consent of the holder of each outstanding Debt Security affected thereby, no such modification or amendment may

     (a) change the date specified in the Debt Security for the payment of the principal of, or any installment of principal of or interest on, such Debt Security,

     (b) reduce the principal amount of, or any premium or interest on, any Debt Security,

     (c) reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the maturity of such Debt Security,

     (d) change the place or currency of payment of principal of, or any premium or interest on, any Debt Security,

     (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or

     (f) reduce the percentage in principal amount of outstanding Debt Securities of any series, the consent of whose holders is required for any supplemental indenture amending or modifying the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. (Indentures, Section 902)

  In addition, the Sprint Capital Indenture provides that, without the consent of the holder of each outstanding Debt Security affected thereby, no such modification or amendment may modify or affect in any manner adverse to the holders the terms and conditions and obligations of the Guarantor in respect of the Guarantees of any Debt Securities.

  The holders of a majority in principal amount of the outstanding Debt Securities of any series issued under the Sprint Indenture and the Sprint Capital Indenture may on behalf of the holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by Sprint (or Sprint and Sprint Capital, in the case of the Sprint Capital Indenture) with certain restrictive provisions of the Indentures. (Sprint Indenture, Section 1009, Sprint Capital Indenture, Sections 1010 and 1013) The holders of a majority in principal amount of the outstanding Debt Securities of any series may on behalf of the holders of all Debt Securities of that series waive any past default under the applicable Indenture with respect to that series, except a default in the payment of the principal of or any premium or interest on any Debt Security of that series or in respect of a covenant or provision which under the Indentures cannot be modified or amended without the consent of the holder of each outstanding Debt Security of that series affected. (Indentures, Section 513)

CONSOLIDATION, MERGER AND CONVEYANCES

  Sprint (and, in the case of the Sprint Capital Indenture, Sprint Capital), without the consent of any holders of outstanding Debt Securities, may consolidate with or merge with or into, or transfer or lease its properties and assets substantially as an entirety to, any corporation, partnership or trust, or may acquire or lease the assets of any Person, provided that (i) the corporation, partnership or trust formed by such consolidation or into which Sprint or Sprint Capital is merged or which acquires or leases the assets of Sprint or Sprint Capital substantially as an entirety is organized under the laws of any United States jurisdiction and assumes the obligations of Sprint or Sprint Capital, as applicable, under the Debt Securities or the Guarantees, as the case may be, and under the Indentures, (ii) after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing, and (iii) certain other conditions specified in the Indentures are met. Thereafter, all such obligations of Sprint or Sprint Capital, as the case may be, terminate. (Indentures, Sections 801 and 802)

DEFEASANCE

  Unless otherwise indicated in the Prospectus Supplement, the following defeasance provisions will apply to the Debt Securities.

  The Indentures provide that Sprint (or Sprint and Sprint Capital, in the case of Debt Securities issued under the Sprint Capital Indenture) may elect either
(A) to defease and be discharged from any and all obligations with respect to such Debt Securities and the Guarantees of such Debt Securities (with certain limited exceptions described below) ("defeasance") or (B) to be released from its obligations with respect to such Debt Securities under Sections 501(5) and 1008 of the Sprint Indenture and Sections 501(5), 1008, 1009 and 1012 of the Sprint Capital Indenture (being the cross-default provision described in clause
(e) under "Events of Default" and the restriction described under "Restrictive Covenant--Sprint" and, in the case of the Sprint Capital Indenture, the restrictions described under "Restrictive Covenants--Sprint Capital") and certain other obligations, including obligations under covenants provided for the specific benefit of Debt Securities of that series ("covenant defeasance").

  In order to accomplish defeasance or covenant defeasance, Sprint or Sprint Capital must deposit with the Trustee (or other qualifying trustee), in trust for such purpose, money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and any premium and interest on such Debt Securities on the scheduled due dates therefor. Such a trust may be established only if, among other things, Sprint or Sprint Capital has delivered to the Trustee an opinion of counsel to the effect that the holders of such Debt Securities will not recognize gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion, in the case of defeasance under clause (A) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after October 1, 1998. The obligations which are not discharged in a defeasance under clause (A) above are those relating to the rights of holders of outstanding Debt Securities to receive, solely from the trust fund described above, payments in respect of the principal of and any premium and interest on Debt Securities when due as set forth in Section 1304 of the Indentures, and obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of the Debt Securities, to hold moneys for payment in trust and to compensate, reimburse and indemnify the Trustee. (Indentures, Article Thirteen)

  The Prospectus Supplement may further describe additional provisions, if any, permitting defeasance or covenant defeasance with respect to the Debt Securities of a particular series.

REGARDING THE TRUSTEE

  Sprint has a normal business banking relationship with the Trustee, including the maintenance of an account and the borrowing of funds. The Trustee may own Debt Securities.

GOVERNING LAW

  New York law (without regard to principles of conflicts of law) will govern the Indentures, the Debt Securities and the Guarantees.

GLOBAL SECURITIES

  Unless otherwise provided in the Prospectus Supplement, each series of the Debt Securities will be issued in the form of one or more Global Securities that will be deposited with, or on behalf of, The Depository Trust Company, as Depositary. Interests in the Global Securities will be issued only in denominations of $1,000 or integral multiples thereof. Unless and until it is exchanged in whole or in part for Debt Securities in definitive form, a Global Security may not be transferred except as a whole to a nominee of the Depositary for such Global Security, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

BOOK-ENTRY SYSTEM

  Initially, the Debt Securities will be registered in the name of Cede & Co., the nominee of the Depositary. Accordingly, beneficial interests in the Debt Securities will be shown on, and transfers of the Debt Securities will be effected only through, records maintained by the Depositary and its participants.

  The Depositary has advised Sprint, Sprint Capital and any underwriters, dealers or agents as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. The Depositary holds securities that its participants ("Direct Participants") deposit with the Depositary. The Depositary also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in such Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers (including any underwriters, dealers or agents), banks, trust companies, clearing corporations, and certain other organizations. The Depositary is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the Depositary's book-entry system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to the Depositary and its Direct and Indirect Participants are on file with the SEC.

  The Depositary advises that its established procedures provide that (i) upon issuance of the Debt Securities, the Depositary will credit the accounts of Direct and Indirect Participants designated by the Underwriters with the principal amounts of the Debt Securities purchased by the Underwriters and (ii) ownership of interest in the Global Securities will be shown on, and the transfer of the ownership will be effected only through, records maintained by the Depositary, the Direct Participants and the Indirect Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interest in the Global Securities is limited to such extent.

  So long as a nominee of the Depositary is the registered owner of the Global Securities, such nominee for all purposes will be considered the sole owner or holder of such Global Securities under the applicable Indenture. Except as provided below, owners of beneficial interests in the Global Securities will not be entitled to have Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders of the Debt Securities under the applicable Indenture.

  Neither Sprint, Sprint Capital, the Trustee, any paying agent nor the registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  Principal and interest payments on the Debt Securities registered in the name of the Depositary's nominee will be made in immediately available funds to the Depositary's nominee as the registered owner of the Global Securities. Under the terms of the Debt Securities, Sprint, Sprint Capital and the Trustee will treat the persons in whose names the Debt Securities are registered as the owners of such Debt Securities for the purpose of receiving payment of principal and interest on such Debt Securities and for all other purposes. Therefore, neither Sprint, Sprint Capital, the Trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the Debt Securities to owners of beneficial interests in the Global Securities. The Depositary has advised Sprint, Sprint Capital and the Trustee that its current practice is upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date in accordance with their respective holdings of beneficial interests in the Global Securities as shown on the Depositary's records, unless the Depositary has reason to believe that it will not receive payment on the payment date. Payments by Direct and Indirect Participants to owners of beneficial interest in the Global Securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Direct and Indirect Participants and not of the Depositary, the Trustee, Sprint or Sprint Capital, subject to any statutory requirements that may be in effect from time to time. Payment of principal and interest to the Depositary is the responsibility of the issuer of the Debt Securities or the Trustee. Disbursement of such payments to the owners of beneficial interests in the Global Securities shall be the responsibility of the Depositary and Direct and Indirect Participants.

  Debt Securities represented by a Global Security will be exchangeable for Debt Securities in definitive form of like tenor as such Global Security in denominations of $1,000 and in any greater amount that is an integral multiple if the Depositary notifies Sprint or Sprint Capital that it is unwilling or unable to continue as Depositary for such Global Security, or if at any time the Depositary ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed by Sprint or Sprint Capital, as applicable, within 90 days, or Sprint or Sprint Capital, as applicable, in its discretion at any time determines not to require all of the Debt Securities to be represented by a Global Security and notifies the Trustee of such decision. Any Debt Securities that are exchangeable pursuant to the preceding sentence are exchangeable for Debt Securities issuable in authorized denominations and registered in such names as the Depositary shall direct. Subject to the foregoing, a Global Security is not exchangeable, except for a Global Security or Global Securities of the same aggregate denominations to be registered in the name of the Depositary or its nominee.

SAME-DAY SETTLEMENT AND PAYMENT

  Settlement for the Debt Securities will be made by any underwriters, dealers or agents in immediately available funds. So long as the Depositary continues to make its Same-Day Funds Settlement System available to Sprint or Sprint Capital, as applicable, all payments of principal and interest on the Debt Securities will be made by Sprint or Sprint Capital, as applicable, in immediately available funds.

  Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Debt Securities will trade in the Depositary's Same-Day Funds Settlement System until maturity, and secondary market trading activity in the Debt Securities will therefore be required by the Depositary to settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Debt Securities.

                           DESCRIPTION OF GUARANTEES

  Sprint will unconditionally guarantee the due and punctual payment of the principal, any premium and interest on the Debt Securities issued by Sprint Capital when and as the same shall become due and payable, whether at maturity or otherwise. (Sprint Capital Indenture, Section 311) The Guarantees will rank equally with all other unsecured and unsubordinated obligations of Sprint. The Guarantees provide that in the event of a default in payment of principal, any premium or interest on a Debt Security, the Holder of the Debt Security may institute legal proceedings directly against Sprint to enforce the Guarantee without first proceeding against Sprint Capital. The Sprint Capital Indenture provides that Sprint may under certain circumstances assume all rights and obligations of Sprint Capital under the Sprint Capital Indenture with respect to a series of Debt Securities issued by Sprint Capital.

                 VALIDITY OF THE DEBT SECURITIES AND GUARANTEES

  The validity of the Debt Securities and the Guarantees will be passed upon for Sprint Capital and Sprint by Don A. Jensen, Esq., Vice President and Secretary of Sprint Capital and Sprint, and for any underwriters by Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019. As of September 30, 1998, Mr. Jensen was the beneficial owner of approximately 31,000 shares of Sprint common stock and had options to purchase in excess of 60,000 shares of Sprint common stock.

                                    EXPERTS

  The consolidated financial statements and consolidated financial statement schedule of Sprint appearing in Sprint's Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference which, as to the year 1997, is based in part on the report of Deloitte & Touche LLP, independent auditors. Such consolidated financial statements and consolidated financial statement schedule are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

  The consolidated financial statements of Sprint and the combined financial statements of the FON Group and the PCS Group appearing in Sprint's Proxy Statement/Prospectus that forms a part of Registration Statement No. 333-65173 have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included therein and incorporated herein by reference which, as to the year 1997 for the consolidated financial statements of Sprint and the years 1997, 1996 and 1995 for the combined financial statements of the PCS Group, are based in part on the reports of Deloitte & Touche LLP, independent auditors. Such consolidated financial statements of Sprint and combined financial statements of the FON Group and the PCS Group are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

  The combined financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries, MinorCo, L.P. and subsidiaries, PhillieCo Partners I, L.P. and subsidiaries and PhillieCo Partners II, L.P. and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, incorporated in this Prospectus by reference from the Sprint Corporation Registration Statement No. 333-65173 and the related combined financial statement schedule included in this Registration Statement have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which express an unqualified opinion and include an explanatory paragraph referring to the emergence from the development stage) which is included or incorporated herein by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements and the related financial statement schedule, incorporated in this Prospectus by reference from the Sprint Spectrum L.P. and Sprint Spectrum Finance Corporation Annual Reports on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which express an unqualified opinion and include an explanatory paragraph referring to the emergence from the development stage) which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

  The consolidated financial statements and the related financial statement schedule of Sprint Spectrum Holding Company, L.P. and subsidiaries as of December 31, 1997 and 1996, not separately presented in this Prospectus, incorporated in this Prospectus by reference from the Sprint Corporation Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which expresses an unqualified opinion and includes an explanatory paragraph referring to the emergence from the development stage) which is incorporated herein by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

                              PLAN OF DISTRIBUTION

   With respect to the offering of the Debt Securities, the following summary of the plan of distribution will be supplemented by a description of such offering, including the particular terms and conditions of such offering, set forth in the applicable Prospectus Supplement relating to such Debt Securities.

  Sprint and Sprint Capital may sell Debt Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to one or a limited number of institutional purchasers; or (iii) through agents. Each Prospectus Supplement with respect to a series of Debt Securities will set forth the terms of the offering of such Debt Securities, including the name or names of any underwriters or agents, the price of such Debt Securities and the net proceeds to Sprint or Sprint Capital, as the case may be, from such sale, any underwriting discounts, commissions or other items constituting underwriters' or agents' compensation, any discount or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Debt Securities may be listed.

  If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public either through underwriting syndicates of investment banking firms represented by managing underwriters, or directly by one or more such investment banking firms or others, as designated. Unless otherwise set forth in the applicable Prospectus Supplement, the obligations of the underwriters to purchase the Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the Debt Securities offered thereby if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Debt Securities may be sold directly by Sprint or Sprint Capital to one or more institutional purchasers, or through agents designated by Sprint or Sprint Capital from time to time. Any agent involved in the offer or sale of the Debt Securities will be named, and any commissions payable by Sprint or Sprint Capital, as the case may be, to such agent will be set forth, in the applicable Prospectus Supplement. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the applicable Prospectus Supplement, Sprint or Sprint Capital, as the case may be, will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the Debt Securities from Sprint or Sprint Capital, as the case may be, at the public offering price set forth in such Prospectus Supplement plus accrued interest, if any, pursuant to delayed delivery contracts providing for payment and delivery on one or more specified dates in the future. Institutions with which such contracts may be made include commercial and saving banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all such cases such institutions must be approved by Sprint or Sprint Capital, as the case may be. Such contracts will be subject only to those conditions set forth in such Prospectus Supplement and such Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents, underwriters and dealers may be entitled under agreements entered into with Sprint or Sprint and Sprint Capital to indemnification by Sprint or Sprint and Sprint Capital against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make in respect of such civil liabilities.

  Agents, underwriters and dealers may engage in transactions with or perform services for Sprint and Sprint Capital in the ordinary course of business.

  The Debt Securities will be new issues of Debt Securities with no established trading market. Underwriters and agents to whom Debt Securities are sold by Sprint or Sprint Capital for public offering and sale may make a market in such Debt Securities, but such underwriters and agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Debt Securities.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY IN-FORMATION OR REPRESENT ANYTHING THAT IS NOT CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT. YOU MUST NOT RELY ON ANY UNAUTHORIZED IN-FORMATION. THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT DO NOT OFFER TO SELL AND ARE NOT A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN ANY JURISDICTION WHERE IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS
CURRENT ONLY AS OF      , 1998.

                                  -----------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Where You Can Find More Information........................................   2
Sprint Capital Corporation.................................................   3
Sprint Corporation.........................................................   3
Use of Proceeds............................................................   4
Ratios of Earnings to Fixed Charges........................................   4
Description of Debt Securities.............................................   4
Description of Guarantees..................................................  13
Validity of the Debt Securities and Guarantees.............................  13
Experts....................................................................  13
Plan of Distribution.......................................................  14


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               Sprint Corporation

                           Sprint Capital Corporation


                                DEBT SECURITIES

                                   GUARANTEES


                                    -------

                                   PROSPECTUS


                                    -------




                                        , 1998



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

      Registration Fee.............................................. $2,069,049
      Printing Expense..............................................    500,000
      Fees and Expenses of Trustee..................................     10,000
      Accounting Fees and Expenses..................................    215,000
      Rating Agency Fees ...........................................  1,100,000
      Legal Fees and Expenses ......................................    100,000
      Blue Sky Fees and Legal Investment Fees and Expenses .........          0
      Miscellaneous.................................................     25,000
                                                                     ----------
          Total .................................................... $4,019,049
                                                                     ==========

--------
* All expenses, other than the registration fee, are estimated.

ITEM 15.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  The Articles of Incorporation of Sprint Capital Corporation ("Sprint Capital") provide that the corporation shall indemnify its officers and directors to the fullest extent permitted by the General Corporation Law of Delaware.

  Consistent with Section 145 of the General Corporation Law of Delaware and
Section 17-6305 of the Kansas Statutes Annotated, respectively, Article Five,
Section 5.1 of the Bylaws of Sprint Capital and Article IV, Section 10 of the Bylaws of Sprint Corporation ("Sprint") provide that each corporation will indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement in connection with any action, suit or proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. With respect to a criminal action or proceeding, the director or officer must also have had no reasonable cause to believe his conduct was unlawful.

  Under Article Five, Section 5.7 of the Bylaws of Sprint Capital and Article IV, Section 10 of the Bylaws of Sprint, Sprint Capital and Sprint may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability arising out of his status as such, whether or not the corporation would have the power to indemnify such persons against liability. Sprint carries standard directors and officers liability coverage for its directors and officers and the directors and officers of its subsidiaries, including Sprint Capital. Subject to certain limitations and exclusions, the policies reimburse the corporation for liabilities indemnified under the Bylaws and indemnify the directors and officers against additional liabilities not indemnified under the Bylaws.

  Sprint has entered into indemnification agreements with its directors and officers. These agreements provide for the indemnification, to the full extent permitted by law, of expenses, judgments, fines, penalties and amounts paid in settlement incurred by the director or officer in connection with any threatened, pending or completed action, suit or proceeding on account of service as a director, officer, employee or agent of Sprint. All of the directors and most of the officers of Sprint Capital are also officers of Sprint and therefore have such indemnification agreements.

  Reference is made to the indemnity agreements contained in the Underwriting Agreement relating to the Securities filed as Exhibit I to the Registration Statement.

ITEM 16.EXHIBITS AND FINANCIAL STATEMENT SCHEDULES:

  (A) EXHIBITS

   EXHIBIT
   NUMBER
   -------
    1      --Form of Underwriting Agreement.
    4-A    --Form of Indenture (including form of security) dated as of October
            1, 1998, between Sprint Corporation and Bank One, N.A., as Trustee.
    4-B    --Form of Indenture (including form of security) dated as of October
            1, 1998, among Sprint Capital Corporation, Sprint Corporation and
            Bank One, N.A., as Trustee.
    5      --Opinion and Consent of Don A. Jensen, Esq.
   10-A    --364-Day Credit Agreement, dated as of August 7, 1998, among Sprint
            Corporation and Sprint Capital Corporation, as Borrowers, and the
            Initial Lenders Named Therein, as Initial Lenders, and Citibank,
            N.A., as Administrative Agent, and Morgan Guaranty Trust Company of
            New York, as Syndication Agent, and Bank of America National Trust
            and Savings Association and The Chase Manhattan Bank, as Documenta-
            tion Agents (filed as Exhibit 10.23 to Sprint Corporation Registra-
            tion Statement No. 333-64241 and incorporated herein by reference).
   10-B    --Five-Year Credit Agreement, dated as of August 7, 1998, among
            Sprint Corporation and Sprint Capital Corporation, as Borrowers,
            and the Initial Lenders Named Therein, as Initial Lenders, and
            Citibank, N.A., as Administrative Agent, and Morgan Guaranty Trust
            Company of New York, as Syndication Agent, and Bank of America Na-
            tional Trust and Savings Association and The Chase Manhattan Bank,
            as Documentation Agents (filed as Exhibit 10.24 to Sprint Corpora-
            tion Registration Statement No. 333-64241 and incorporated herein by reference).
   12      --Computation of Ratios of Earnings to Fixed Charges.
   23-A    --Consent of Ernst & Young LLP.
   23-B    --Consent of Deloitte & Touche LLP.
   23-C    --Consent of Don A. Jensen, Esq. is contained in his Opinion filed as Exhibit 5.
   24      --Powers of Attorney are contained on pages II-7 and II-9 of this
            Registration Statement.
   25      --Statement of Eligibility on Form T-1 of Bank One, N.A., under In-
            denture dated as of October 1, 1998, between Sprint Corporation and
            Bank One, N.A., as Trustee and under Indenture dated as of October
            1, 1998, among Sprint Capital Corporation, Sprint Corporation and
            Bank One, N.A., as Trustee.

  (B) FINANCIAL STATEMENT SCHEDULES

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Sprint Corporation

  We have audited the consolidated financial statements of Sprint Corporation ("Sprint") as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, and have issued our report thereon dated February 3, 1998, except for Note 1, as to which the date is May 26, 1998. Our audits also included the financial statement schedule included in
Item 16(b) of this Registration Statement. This schedule is the responsibility of the management of Sprint. Our responsibility is to express an opinion based on our audits.

  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                          Ernst & Young LLP

Kansas City, Missouri
February 3, 1998

                              SPRINT CORPORATION
          SCHEDULE II--CONSOLIDATED VALUATION AND QUALIFYING ACCOUNTS
                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                             ADDITIONS
                                          ----------------
                                 BALANCE  CHARGED CHARGED                BALANCE
                                BEGINNING   TO    TO OTHER   OTHER       END OF
                                 OF YEAR  INCOME  ACCOUNTS DEDUCTIONS     YEAR
                                --------- ------- -------- ----------    -------
                                                (IN MILLIONS)
1997
 Allowance for doubtful
  accounts.....................  $117.4   $388.9   $ 4.0    $(363.6)(1)  $146.7
                                 ------   ------   -----    -------      ------
 Valuation allowance--deferred
  income tax assets............  $ 13.7   $  2.6   $ --     $  (4.5)     $ 11.8
                                 ------   ------   -----    -------      ------
1996
 Allowance for doubtful
  accounts.....................  $125.8   $248.5   $(1.5)   $(255.4)(1)  $117.4
                                 ------   ------   -----    -------      ------
 Valuation allowance--deferred
  income tax assets............  $ 17.4   $  1.9   $ --     $  (5.6)     $ 13.7
                                 ------   ------   -----    -------      ------
1995
 Allowance for doubtful
  accounts.....................  $ 87.5   $219.2   $ 7.0    $(187.9)(1)  $125.8
                                 ------   ------   -----    -------      ------
 Valuation allowance--deferred
  income tax assets............  $ 21.1   $  4.3   $ --     $  (8.0)     $ 17.4
                                 ------   ------   -----    -------      ------

--------
(1) Accounts written off, net of recoveries.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders
Sprint Corporation

  We have audited the combined financial statements of the FON Group (as described in Note 2 to the combined financial statements) as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, and have issued our report thereon dated February 3, 1998, except for Note 1, as to which the date is May 26, 1998. Our audits also included the combined financial statement schedule included in Item 16(b) of this Registration Statement. This schedule is the responsibility of the management of Sprint Corporation. Our responsibility is to express an opinion based on our audits.

  In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                          Ernst & Young LLP

Kansas City, Missouri
February 3, 1998

                                   FON GROUP
            SCHEDULE II--COMBINED VALUATION AND QUALIFYING ACCOUNTS
                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                             ADDITIONS
                                          ----------------
                                 BALANCE  CHARGED CHARGED                BALANCE
                                BEGINNING   TO    TO OTHER   OTHER       END OF
                                 OF YEAR  INCOME  ACCOUNTS DEDUCTIONS     YEAR
                                --------- ------- -------- ----------    -------
                                                (IN MILLIONS)
1997
 Allowance for doubtful
  accounts.....................  $117.4   $388.9   $ 4.0    $(363.6)(1)  $146.7
                                 ------   ------   -----    -------      ------
 Valuation allowance--deferred
  income tax assets............  $ 13.7   $  2.6   $ --     $  (4.5)     $ 11.8
                                 ------   ------   -----    -------      ------
1996
 Allowance for doubtful
  accounts.....................  $125.8   $248.5   $(1.5)   $(255.4)(1)  $117.4
                                 ------   ------   -----    -------      ------
 Valuation allowance--deferred
  income tax assets............  $ 17.4   $  1.9   $ --     $  (5.6)     $ 13.7
                                 ------   ------   -----    -------      ------
1995
 Allowance for doubtful
  accounts.....................  $ 87.5   $219.2   $ 7.0    $(187.9)(1)  $125.8
                                 ------   ------   -----    -------      ------
 Valuation allowance--deferred
  income tax assets............  $ 21.1   $  4.3   $ --     $  (8.0)     $ 17.4
                                 ------   ------   -----    -------      ------

--------
(1) Accounts written off, net of recoveries.

                         INDEPENDENT AUDITORS' REPORT

Partners of Sprint Spectrum Holding Company, L.P., MinorCo, L.P., PhillieCo Partners I, L.P. and PhillieCo Partners II, L.P.
Kansas City, Missouri

  We have audited the combined financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries, MinorCo, L.P. and subsidiaries, PhillieCo Partners I, L.P. and subsidiaries and PhillieCo Partners II, L.P. and subsidiaries (the "Partnerships") as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, and have issued our report thereon dated May 26, 1998 (August 6, 1998 as to Note 4). Our audits also included the combined financial statement schedule of the Partnerships, included in Item 16(b) of this Registration Statement. This financial statement schedule is the responsibility of the Partnerships' management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

Deloitte & Touche LLP
Kansas City, Missouri
May 26, 1998
(August 6, 1998 as to Note 4)


                        SPRINT SPECTRUM HOLDING COMPANY
                      COMBINED WITH MINORCO AND PHILLIECO
            SCHEDULE II--COMBINED VALUATION AND QUALIFYING ACCOUNTS
                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                          ADDITIONS
                                    ---------------------
                         BALANCE AT   CHARGED    CHARGED                BALANCE AT
                         BEGINNING  TO COSTS AND TO OTHER   OTHER         END OF
      DESCRIPTION         OF YEAR     EXPENSE    ACCOUNTS DEDUCTIONS       YEAR
------------------------ ---------- ------------ -------- ----------    ----------
                                             (IN THOUSANDS)
Receivables
1997
 Allowance for doubtful
  accounts..............    $202      $11,539      $--     $(4,426)(1)    $7,315
1996
 Allowance for doubtful
  accounts..............    $--       $   202      $--     $   --         $  202
1995
 Allowance for doubtful
  accounts..............    $--       $   --       $--     $   --         $  --

--------
(1) Accounts written off, net of recoveries.

ITEM 17. UNDERTAKINGS.

  The undersigned Registrants hereby undertake:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant Sprint Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant Sprint Corporation's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE UNDERSIGNED REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WESTWOOD, STATE OF KANSAS, ON THE 13TH DAY OF OCTOBER, 1998.

                                        SPRINT CORPORATION

                                                      /s/ W.T. Esrey
                                        By: ___________________________________
                                             (W.T. Esrey, Chairman of the
                                                        Board)

                               POWER OF ATTORNEY

  WE, THE UNDERSIGNED OFFICERS AND DIRECTORS OF SPRINT CORPORATION, HEREBY SEVERALLY CONSTITUTE W.T. ESREY, A.B. KRAUSE AND J.R. DEVLIN AND EACH OF THEM SINGLY, OUR TRUE AND LAWFUL ATTORNEYS WITH FULL POWER TO THEM, AND EACH OF THEM SINGLY, TO SIGN FOR US AND IN OUR NAMES IN THE CAPACITIES INDICATED BELOW THE REGISTRATION STATEMENT FILED HEREWITH AND ANY AND ALL AMENDMENTS TO SAID REGISTRATION STATEMENT, AND GENERALLY TO DO ALL SUCH THINGS IN OUR NAME AND BEHALF IN OUR CAPACITIES AS OFFICERS AND DIRECTORS TO ENABLE SPRINT CORPORATION TO COMPLY WITH THE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ALL REQUIREMENTS OF THE SECURITIES AND EXCHANGE COMMISSION, HEREBY RATIFYING AND CONFIRMING OUR SIGNATURES AS THEY MAY BE SIGNED BY OUR SAID ATTORNEYS, OR ANY OF THEM, TO SAID REGISTRATION STATEMENT AND ANY AND ALL AMENDMENTS THERETO.
  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                NAME                         TITLE                DATE

           /s/ W.T. Esrey             Chairman of the Board
------------------------------------   and Chief Executive
            (W.T. Esrey)               Officer (Principal
                                       Executive Officer)

          /s/ A.B. Krause             Executive Vice
------------------------------------   President--Chief
           (A.B. Krause)               Financial Officer
                                       (Principal Financial
                                       Officer)

         /s/ John P. Meyer            Senior Vice President
------------------------------------   and Controller            October 13,
           (J. P. Meyer)               (Principal Accounting     1998
                                       Officer)

         /s/ DuBose Ausley            Director
------------------------------------
          (DuBose Ausley)

        /s/ Warren L. Batts           Director
------------------------------------
         (Warren L. Batts)

              NAME                 TITLE                   DATE
              ----                 -----                   ----
       /s/ Michel Bon
_________________________________  Director
          (Michel Bon)

       /s/ I. O. Hockaday          Director
_________________________________
    (Irvine O. Hockaday, Jr.)

       /s/ Harold S. Hook          Director
_________________________________
        (Harold S. Hook)

       /s/ Ronald T. LeMay         Director                  October  , 1998
_________________________________
        (Ronald T. LeMay)

     /s/ Linda Koch Lorimer        Director
_________________________________
      (Linda Koch Lorimer)

       /s/ Charles E. Rice         Director
_________________________________
        (Charles E. Rice)

         /s/ Ron Sommer            Director
_________________________________
          (Ron Sommer)

       /s/ Stewart Turley          Director
_________________________________
        (Stewart Turley)

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE UNDERSIGNED REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF WESTWOOD, STATE OF KANSAS ON THE 13TH DAY OF OCTOBER, 1998.

                                        SPRINT CAPITAL CORPORATION

                                                      /s/ A.B. Krause
                                        By: ___________________________________
                                               (A.B. Krause, President)

                               POWER OF ATTORNEY

  We, the undersigned officers and directors of Sprint Capital Corporation, hereby severally constitute D.A. Jensen, A.B. Krause and M.J. Strandjord and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Sprint Capital Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.
  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT AND POWER OF ATTORNEY HAVE BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                NAME                         TITLE                DATE

          /s/ A.B. Krause             President and Chief
------------------------------------   Executive Officer and
           (A.B. Krause)               Director
                                       (Principal Executive
                                       Officer)

     /s/ M. Jeannine Strandjord       Senior Vice President
------------------------------------   and Chief Financial
         (M.J. Strandjord)             Officer and
                                       Director (Principal
                                       Financial
                                       Officer)                  October 13,
                                                                 1998

          /s/  J.P. Meyer             Senior Vice
------------------------------------   President and
            (J.P. Meyer)               Controller
                                       (Principal
                                       Accounting
                                       Officer)

         /s/ Don A. Jensen            Director
------------------------------------
          (Don A. Jensen)